UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2026

Antares Private Credit Fund

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01793	93-2791194
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 South Canal Street Suite 4200
Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 638-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On July 28, 2026, Antares Private Credit Fund (the “Company”) declared a regular distribution in the amount of $0.1880 per share for its common shares of beneficial interest (the “Shares”), which is payable to shareholders of record as of July 28, 2026, and will be paid on or about August 31, 2026. This distribution will be paid in cash or reinvested in additional Shares for shareholders participating in the Company’s distribution reinvestment plan.

Item 8.01 Other Events.

Net Asset Value (“NAV”) and Portfolio Update

The NAV per share for the Class I common shares of beneficial interest (the “Class I Shares”) of the Company, the sole class of Shares outstanding, as of June 30, 2026, as determined in accordance with the Company’s valuation policy, is $24.59.

As of June 30, 2026, the Company’s aggregate NAV was approximately $809.2 million, with loan commitments of approximately $2,052.8 million. Additionally, the Company had principal debt outstanding of approximately $933.4 million, resulting in a debt-to-equity (NAV) ratio of approximately 1.15 times, and a net leverage ratio of approximately 1.11 times. Net leverage ratio is calculated as debt outstanding less cash, foreign currencies, and short-term investments divided by NAV.

Status of Offering

The Company is currently publicly offering on a continuous basis up to $2.0 billion in Shares (the “Offering”). The Company intends to continue selling Shares in the Offering on a monthly basis at a price generally equal to the NAV per share. The following table lists the Shares issued and total consideration for the Offering through the July 1, 2026 subscription date, and does not include Shares sold through the Company’s distribution reinvestment plan.

	Shares Issued	Total Consideration
Class I Shares	32,902,802	$823,809,878
Total Offering	32,902,802	$823,809,878

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PRIVATE CREDIT FUND

Date:	July 30, 2026	By:	/s/ Thomas Sweeney
Name: Thomas Sweeney Title: Chief Financial Officer